UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2009

GAMCO INVESTORS, INC.
(Exact name of registrant as specified in its charter)

New York	1-14761	13-4007862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, NY		10580
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (914) 921-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a),(b)      On March 27, 2009, after a competitive proposal process, the Audit Committee of the Board of Directors (the “Audit Committee”) of GAMCO Investors, Inc. and Subsidiaries(“GAMCO”) approved the engagement of Deloitte & Touche LLP (“D&T”) as the Company's independent registered public accounting firm for the fiscal year ending December, 31, 2009, and dismissed Ernst & Young, LLP (“EY”) from that role.

The report of EY regarding GAMCO’s financial statements for the fiscal years ended December 31, 2008 and December 31, 2007 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to the uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2008 and December 31, 2007, respectively, and in the subsequent interim period through March 27, 2009, there were (i) no disagreements between GAMCO and EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S−K.

GAMCO provided EY with a copy of the disclosures it is making in this Current Report on Form 8−K (the “Report”) prior to the time the Report was filed with the Securities and Exchange Commission (the “Commission”).  GAMCO requested that EY furnish a letter addressed to the Commission stating whether or not it agrees with the statements made herein.   A copy of EY's letter dated March 31, 2009 is attached as Exhibit 99.1 hereto.

D&T was engaged on March 27, 2009.  In deciding to engage D&T, the Audit Committee reviewed auditor independence and existing commercial relationships with D&T, and concluded that D&T has no commercial relationship with GAMCO that would impair its independence. During the fiscal years ended December 31, 2008 and December 31, 2007, respectively, and in the subsequent interim period through March 27, 2009, neither the Company nor anyone acting on its behalf has consulted with D&T on any of the matters or events set forth in Item 304(a)(2) of Regulation S−K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMCO Investors, Inc.

By:	/s/ Jeffrey M. Farber
Jeffrey M. Farber Chief Financial Officer/Executive Vice President

Date:	March 31, 2009

Exhibit Index                                           Description

99.1                                          Letter of Ernst & Young, LLP dated  March 31, 2009.